Exhibit 99.1

OFFICERS AND DIRECTORS

STEPHEN E. FUHRMAN	Chairman of the Board, President,
Chief Executive Officer and Director

KEVIN G. POWERS	Vice President, Chief Financial Officer,
Treasurer and Director

HUGH J. BARGER III.	Vice President and Director

RONALD V. KAZMAR	Director

MICHAEL J. SULLIVAN	Director

GREGORY J. SHUNK	President, Fabrication Division and
Chief Operating Officer, CS&W

TIMOTHY D. HITCHCOCK	Corporate Controller and Secretary

PLANTS AND OFFICES

CHICAGO

3000 West 51st Street

(773) 471-3800

•

DETROIT

13400 Mt. Elliott Avenue

•

CINCINNATI

525 Township Avenue

•

MILWAUKEE

4343 South Sixth Street

•

GREENSBORO

2015 East Bessemer Avenue

•

PORTAGE

501 George Nelson Drive

Transfer Agent and Registrar	Computershare Trust Company, N.A.

Independent Auditors	KPMG LLP

CENTRAL STEEL AND WIRE COMPANY

CONSOLIDATED STATEMENTS OF OPERATIONS

AND EARNINGS REINVESTED IN BUSINESS

	Year ended December 31
	2017	2016	2015
	(In millions)
Net sales	$600.8	$514.0	$599.1

Cost of merchandise sold	484.1	405.7	460.8
Operating, selling, and administrative expenses	131.8	126.6	135.3
Interest income, net	(0.4)	(0.5)	(0.2)

	615.5	531.8	595.9

Earnings (loss) before income taxes	(14.7)	(17.8)	3.2
Income taxes:
Federal	1.3	(5.8)	1.2
State	(1.1)	(1.3)	0.8

	0.2	(7.1)	2.0

Net earnings (loss) — ($59.84) per share in 2017, ($42.71) in 2016, and $4.80 in 2015	(14.9)	(10.7)	1.2
Earnings reinvested in business at beginning of year	159.6	174.5	177.7
Dividends paid ($10.00 per share in 2017, 2016, and 2015)	(2.5)	(2.5)	(2.5)
Repurchase and retirement of common stock	(1.9)	(1.7)	(1.9)

Earnings reinvested in business at end of year	$140.3	$159.6	$174.5

See accompanying notes to consolidated financial statements.

CENTRAL STEEL AND WIRE COMPANY

CONSOLIDATED BALANCE SHEETS

	December 31,
	2017	2016
	(In millions)
ASSETS
CURRENT ASSETS:
Cash and cash-equivalents	$36.9	$47.9
Receivables, less allowance for doubtful accounts ($0.9 in 2017 and 2016)	55.0	42.5
Inventories	36.3	43.3
Income taxes	0.3	2.3
Other	0.5	0.6

Total current assets	129.0	136.6

DEFERRED INCOME TAXES	13.8	13.6
PROPERTY, PLANT, AND EQUIPMENT, at cost:
Land and improvements	14.8	14.8
Buildings and improvements	89.8	89.8
Machinery and equipment	112.1	117.6

	216.7	222.2
Less accumulated depreciation	(179.1)	(181.2)

Property, plant, and equipment, net	37.6	41.0

	$180.4	$191.2

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$17.5	$12.8
Accrued expenses	7.3	5.1

Total current liabilities	24.8	17.9

ACCRUED PENSION AND POSTRETIREMENT HEALTH BENEFITS	30.3	27.3
STOCKHOLDERS’ EQUITY:
Common stock, $5 par value per share. Authorized 287,000 shares in 2017 and 2016; issued and outstanding 245,954 shares in 2017 and 250,560 in 2016	1.2	1.3
Capital in excess of par value	0.7	0.7
Accumulated other comprehensive loss	(16.9)	(15.6)
Earnings reinvested in business	140.3	159.6

Total stockholders’ equity	125.3	146.0

	$180.4	$191.2

See accompanying notes to consolidated financial statements.

CENTRAL STEEL AND WIRE COMPANY

CONSOLIDATED STATEMENTS OF CASH FLOWS

	Year ended December 31
	2017	2016	2015
	(In millions)
OPERATING ACTIVITIES:	Cash increase (decrease)
Net earnings (loss)	$(14.9)	$(10.7)	$1.2
Adjustments to reconcile net earnings (loss) to cash from (for) operations:
Depreciation and amortization	4.1	4.8	5.2
(Gain) loss on sale of assets	0.2	(0.7)	0.2
Changes in assets and liabilities:
Deferred income taxes	0.7	(6.0)	—
Receivables, net	(12.5)	1.0	9.7
Inventories	7.0	12.5	10.4
Accounts payable	4.7	(3.3)	0.7
Accrued expenses	(1.7)	(2.7)	(1.5)
Income taxes	2.0	(0.5)	1.2
Other	4.7	6.8	3.3

Cash from (for) operations	(5.7)	1.2	30.4

FINANCING ACTIVITIES:
Cash dividends paid	(2.5)	(2.5)	(2.5)
Repurchase and retirement of common stock	(1.9)	(1.7)	(1.9)

Cash for financing	(4.4)	(4.2)	(4.4)

INVESTING ACTIVITIES:
Additions to property, plant, and equipment	(1.2)	(0.7)	(3.8)
Proceeds from sale of property, plant, and equipment	0.3	1.1	0.2

Cash from (for) investing	(0.9)	0.4	(3.6)

Net increase (decrease) in cash and cash-equivalents	$(11.0)	$(2.6)	$22.4

Income taxes paid	$0.2	$1.8	$3.1

See accompanying notes to consolidated financial statements.

CENTRAL STEEL AND WIRE COMPANY

CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (LOSS)

	Year ended December 31
	2017	2016	2015
	(In millions)
Net earnings (loss)	$(14.9)	$(10.7)	$1.2
Other comprehensive income (loss), net of tax Pension and postretirement health plans: Prior service benefit (cost) arising in period	—	3.4	0.9
Net actuarial gain (loss) arising in period	(4.1)	(1.9)	1.0
Settlement charge	2.1	2.0	1.2
Amortization of prior service benefit	(0.6)	(0.5)	(1.9)
Amortization of actuarial (gain) loss	1.3	1.3	2.0

Total other comprehensive income (loss)	(1.3)	4.3	3.2

Comprehensive income (loss)	$(16.2)	$(6.4)	$4.4

See accompanying notes to consolidated financial statements.

CENTRAL STEEL AND WIRE COMPANY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(1)	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Central Steel and Wire Company (the Company) is primarily engaged in a single line of business, the distribution of processed and unprocessed ferrous and nonferrous metals. These metals are generally obtained from rolling mills in many forms and distributed from the Company’s warehouses, which are primarily located and serving customers in the Midwest. The Company has a diversified customer base, and its sales are not significantly concentrated with any single customer.

A substantial majority of the Company’s common stock is owned by the Conserve School Trust and the Company Profit Sharing Plan, for which the Company officers serve as trustees.

The consolidated financial statements include the financial statements of the Company and its wholly owned subsidiaries. All intercompany balances and transactions have been eliminated in consolidation.

Cash-equivalents are highly liquid investments that have original maturities within three months.

Trade accounts receivable are recorded at the invoiced amount and are typically non-interest bearing. The Company maintains an allowance for doubtful accounts for estimated losses inherent in its accounts receivable. In evaluating the adequacy of the allowance, the Company takes into account current economic conditions, historical experience, and specific customer risks. Amounts are written off against the allowance in the period the Company determines the receivable is uncollectible. Bad debt expense was approximately $0.1 million, $0.2 million, and $0.8 million for 2017, 2016, and 2015, respectively.

Inventories are valued at cost, using the last-in, first-out method (LIFO), which is lower than market. The excess of current cost over LIFO value amounted to approximately $102.8 million at December 31, 2017 and $96.3 million at December 31, 2016. The liquidation of LIFO inventory layers resulted in an increase in net earnings of $2.1 million, or $8.40 per share, in 2017, and decreases in net earnings of $2.5 million, or $9.74 per share, in 2016, and $0.4 million, or $1.60 per share, in 2015.

CENTRAL STEEL AND WIRE COMPANY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(1)	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

The Company recognizes revenue when title to the product, ownership and risk of loss transfer to the customer. Revenue is reported net of sales taxes collected on behalf of governmental authorities. Freight costs related to net sales for the years ended December 31, 2017, 2016, and 2015 of $30.6 million, $28.2 million, and $30.7 million, respectively, are included in operating, selling, and administrative expenses.

Property, plant, and equipment are stated at cost. Depreciation is calculated using accelerated methods over the estimated lives of the assets which range from 5 to 40 years, with the exception of approximately $30.4 million of equipment in service at Central Coil Processing, which is depreciated under the straight-line method over a 20 year period.

On February 13, 2012, the Company entered into a line of credit with Wells Fargo Bank (the Facility), which provided for a maximum of $30.0 million of additional liquidity. The Facility expired on June 30, 2017.

Earnings per share are calculated based on weighted average shares outstanding, which were 248,398, 251,791, and 256,163 in 2017, 2016, and 2015, respectively.

The Company’s management has made certain estimates and assumptions in order to prepare these consolidated financial statements in conformity with accounting principles generally accepted in the United States of America. Actual results could differ from those estimates.

Where practical, the Company may use derivative instruments, specifically forward contracts, to manage the risk associated with volatility of inventory purchase prices. The impact of derivative activity was not material to the financial statements in any of the periods presented.

(2)	COMMITMENTS

The Company leases land under an operating lease arrangement. Rental expense for the operating lease was $0.2 million during each of the years 2017, 2016, and 2015. Future minimum lease payments for noncancelable leases with terms of one year or more are $0.2 million annually for the years 2018 through 2022, and $1.1 million in the aggregate for the 7 years thereafter.

CENTRAL STEEL AND WIRE COMPANY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(3)	BENEFIT PLANS

The Company’s defined benefit pension plan, covering substantially all personnel, provides benefits based on five-year-average compensation and years of service. Contributions are made when allowable under ERISA. The Company also currently provides postretirement health benefits for retired employees. The cost of providing these benefits is recognized over the employees’ service periods.

The following table sets forth the plans’ benefit obligation, fair value of plan assets, and funded status at December 31, 2017 and 2016:

	Pension Plan		Postretirement Health Plan
	2017	2016	2017	2016
	(In millions)
Accumulated benefit obligation	$57.1	$58.0	$13.2	$11.7

Projected benefit obligation	$66.4	$66.3	$—	$—
Fair value of plan assets	48.1	49.6	—	—

Accrued benefit cost	$18.3	$16.7	$13.2	$11.7

The measurement date used to determine the obligations and assets of the pension plan and postretirement health plan is December 31st.

Weighted average assumptions used to determine benefit obligations and/or net periodic benefit cost were as follows:

	Pension Plan			Postretirement Health Plan
	2017	2016	2015	2017	2016	2015
Discount rate (benefit obligation)	4.07%	4.75%	5.02%	3.96%	4.28%	4.45%
Discount rate (net periodic benefit cost)	4.75%	5.02%	4.67%	4.28%	4.45%	4.05%
Expected long-term rate of return on assets	7.50%	7.50%	7.50%	NA	NA	NA
Expected increases in compensation levels	3.00%	3.00%	3.00%	NA	NA	NA

The assumed health care cost trend rate used to measure the expected cost for health care benefits is 6.5% in 2017, which is graded down to an ultimate trend rate of 4.5% to be achieved in the year 2025.

CENTRAL STEEL AND WIRE COMPANY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(3)	BENEFIT PLANS (continued)

Substantially all pension plan assets are invested in either managed funds or mutual funds, in accordance with the Company’s investment policy. Such policy requires investment diversification with a moderate risk profile so as to achieve a relative return objective that outperforms a custom blend of benchmark indices. The plan’s investments consisted of approximately 55% fixed income investments and 45% equity investments. The expected long-term rate of return on plan assets is determined based on historical returns, investment mix, and anticipated market factors, such as inflation and interest rates.

Net periodic pension benefit costs of $6.3 million, $5.8 million, and $5.3 million were recognized in 2017, 2016, and 2015, respectively. Net periodic pension benefit costs include settlement charges of $3.5 million, $3.3 million, and $2.0 million in 2017, 2016, and 2015, respectively.

Net postretirement health benefit costs of $1.0 million, $2.1 million, and $0.2 million were recognized in 2017, 2016, and 2015, respectively.

Employer contributions to the pension plan were $5.0 million, $5.0 million, and $2.5 million in 2017, 2016, and 2015, respectively. Employer contributions to the postretirement health plan were $1.5 million, $0.7 million, and $1.6 million in 2017, 2016, and 2015, respectively. Participant contributions to the postretirement health plan were $0.3 million, $0.3 million, and $0.2 million in 2017, 2016, and 2015, respectively. Benefits paid by the pension plan were $11.1 million, $10.7 million, and $6.6 million in 2017, 2016, and 2015, respectively. Benefits paid by the postretirement health plan were $1.8 million, $1.0 million, and $1.9 million in 2017, 2016, and 2015, respectively.

In 2018, the Company expects to contribute $3.7 million to the plans. The benefits expected to be paid in each year 2018-2022 are $10.5 million, $9.6 million, $9.3 million, $8.3 million, and $8.5 million, respectively. The aggregate benefits expected to be paid in the five years from 2023-2027 are $32.4 million.

The Company maintains a long term incentive plan (LTIP) for certain officers of the Company. Awards under the LTIP are granted annually as a fixed number of Stock Performance Units (SPUs). The SPUs vest at the end of 5-year periods and are payable in cash based upon stock price and dividend performance thresholds over those periods. The estimated value of outstanding awards was not material to the financial statements in any of the periods presented.

Profit sharing expense was $0.4 million in 2015. There was no profit sharing expense in 2017 or 2016.

CENTRAL STEEL AND WIRE COMPANY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(4)	COMPREHENSIVE INCOME (LOSS)

Accumulated other comprehensive loss includes unrecognized prior service costs of ($4.8) million, net of deferred income taxes of ($1.8) million, and unrecognized actuarial loss of $25.3 million, net of deferred income taxes of $9.4 million. The Company expects ($0.9) million of prior service costs and $2.3 million of unrecognized actuarial loss to be recognized in comprehensive income during 2018.

Amounts reclassified out of accumulated other comprehensive loss as pension and postretirement health costs totaled $4.6 million and $4.7 million in 2017 and 2016, respectively, and are included in operating, selling, and administrative expenses.

(5)	FAIR VALUE MEASUREMENTS

FASB provisions establish a framework for measuring fair value, which provides a fair value hierarchy that prioritizes the inputs to valuation techniques used to measure fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1) and the lowest priority to unobservable inputs (Level 3). The three levels of the fair value hierarchy are described below:

Level 1—Inputs to the valuation methodology are unadjusted quoted prices for identical assets or liabilities in active markets that the Company has the ability to access.

Level 2—Inputs to the valuation methodology may include:

•	Quoted prices for similar assets or liabilities in active markets

•	Quoted prices for identical or similar assets or liabilities in inactive markets

•	Inputs other than quoted prices that are observable for the asset or liability

•	Inputs that are derived principally from or corroborated by observable market data by correlation or other means.

Level 3—Inputs to the valuation methodology are unobservable and significant to the fair value measurement.

The asset’s or liability’s fair value measurement level within the fair value hierarchy is based on the lowest level of any input that is significant to the fair value measurement. Valuation techniques used need to maximize the use of observable inputs and minimize the use of unobservable inputs.

CENTRAL STEEL AND WIRE COMPANY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(5)	FAIR VALUE MEASUREMENTS (continued)

Money market funds, mutual funds, equity securities, exchange traded funds, and government securities are valued at the closing price reported on the active market on which the individual securities are traded.

The methods described above may produce a fair value calculation that may not be indicative of net realizable value or reflective of future fair values. Furthermore, while the Company believes its valuation methods are appropriate and consistent with other market participants, the use of different methodologies or assumptions to determine the fair value of certain financial instruments could result in a different fair value measurement at the reporting date.

The following table sets forth by level, within the fair value hierarchy, the pension plan’s assets at fair value as of December 31, 2017 and 2016:

		Investments at estimated fair value
	Investments at fair value as determined by quoted prices in active market	Valuation techniques based on observable market data	Valuation techniques incorporating information other than observable market data
	(Level 1)	(Level 2)	(Level 3)	Total
		(In millions)
December 31, 2017
Short-term investments	$3.4	—	—	$3.4
Common stocks	7.4	—	—	7.4
Exchange traded funds	10.1	—	—	10.1
Government securities	8.5	—	—	8.5
Registered investment companies	18.7	—	—	18.7

Total investments	$48.1	—	—	$48.1

December 31, 2016
Short-term investments	$2.3	—	—	$2.3
Common stocks	7.5	—	—	7.5
Exchange traded funds	10.0	—	—	10.0
Government securities	9.2	—	—	9.2
Registered investment companies	20.6	—	—	20.6

Total investments	$49.6	—	—	$49.6

CENTRAL STEEL AND WIRE COMPANY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(6)	INCOME TAXES

The components of the Company’s provision (benefit) for income taxes are as follows:

	2017	2016	2015
	(In millions)
Current provision (benefit)
Federal	$(0.7)	$(1.0)	$1.6
State and local	0.2	(0.1)	0.4

Total current	$(0.5)	$(1.1)	$2.0
Deferred provision (benefit)
Federal	2.0	(4.8)	(0.4)
State and local	(1.3)	(1.2)	0.4

Total deferred	$0.7	$(6.0)	$—

Total provision (benefit)	$0.2	$(7.1)	$2.0

The reconciliation of income tax at the U.S. federal statutory tax rates to income tax expense is as follows:

	2017	2016	2015
Income tax at U.S. federal statutory tax rate	35.0%	35.0%	35.0%
State income tax, net of federal tax effect	5.7	4.7	20.4
Nondeductible expenses	(0.9)	(1.0)	7.2
Change to U.S. federal statutory tax rate	(40.9)	—	—
Other, net	—	1.0	(0.5)

	(1.1)%	39.7%	62.1%

CENTRAL STEEL AND WIRE COMPANY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(6)	INCOME TAXES (continued)

Temporary differences resulted in deferred tax assets and liabilities of $16.5 million and $2.7 million, respectively, at December 31, 2017 compared to $18.7 million and $5.1 million, respectively, at December 31, 2016. Temporary differences that give rise to significant portions of deferred tax assets and liabilities include postretirement benefits; pension benefits; and property, plant, and equipment. The deferred tax balances also contain $6.1 million and $4.4 million, respectively, relating to federal and state net operating losses at December 31, 2017 and 2016. These balances are net of valuation allowances of $0.3 million and $0.3 million, respectively, which were provided against a portion of the state net operating losses due to uncertainty regarding future utilization of these benefits within the available carryforward period. In determining the necessity of a valuation allowance on deferred tax assets, the Company considered the estimated results of future operations, along with other possible sources of income that may be available under tax law. Based on consideration of both positive and negative evidence, the Company believes it is more likely than not that the remaining deferred tax assets will result in a future tax benefit.

The Company and its subsidiaries file consolidated and separate income tax returns for U.S. federal purposes and in various state and local jurisdictions. The Company is no longer subject to U.S. federal, state, and local tax examinations for years prior to 2013.

The Company has not recorded any reserves for uncertain tax positions.

On December 22, 2017, the Tax Cuts and Jobs Act of 2017 was enacted which significantly revises the corporate income tax structure, including lowering the U.S. federal corporate income tax rate from 35% to 21%. As a result, the Company recorded income tax expense of $6.0 million in 2017 due to the re-measurement of deferred tax assets and liabilities at the lower enacted federal rate.

(7)	SUBSEQUENT EVENTS

The Company has evaluated subsequent events from the balance sheet date through February 26, 2018, the date at which the consolidated financial statements were available to be issued, and determined there are no other items that would require adjustments or disclosure to the financial statements.

Independent Auditors Report

200 East Randolph Drive

Chicago, IL 60601-6436

The Board of Directors and Stockholders

CENTRAL STEEL AND WIRE COMPANY:

Report on the Financial Statements

We have audited the accompanying consolidated financial statements of Central Steel and Wire Company and its subsidiaries, which comprise the consolidated balance sheets as of December 31, 2017 and 2016, and the related consolidated statements of operations and earnings reinvested in business, cash flows, and comprehensive income (loss) for each of the years in the three-year period ended December 31, 2017, and the related notes to the consolidated financial statements.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these consolidated financial statements in accordance with U.S. generally accepted accounting principles; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of consolidated financial statements that are free from material misstatement, whether due to fraud or error.

Auditors’ Responsibility

Our responsibility is to express an opinion on these consolidated financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the consolidated financial statements. The procedures selected depend on the auditors’ judgment, including the assessment of the risks of material misstatement of the consolidated financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the consolidated financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Central Steel and Wire Company and its subsidiaries as of December 31, 2017 and 2016, and the results of their operations and their cash flows for each of the years in the three-year period ended December 31, 2017, in accordance with U.S. generally accepted accounting principles.

KPMG LLP

February 26, 2018